Exhibit 99.1

Leap Therapeutics Reports Fourth Quarter and Full Year 2017 Financial Results and Announces Date of its Annual Meeting of Stockholders

Cambridge, MA — February 23, 2018 — Leap Therapeutics, Inc. (Nasdaq:LPTX), a biotechnology company developing targeted and immuno-oncology therapeutics, today reported financial results for the fourth quarter and year ended December 31, 2017. Leap additionally announced that its Annual Meeting of Stockholders will be held on Thursday, May 3, 2018, at 11:00 a.m., Eastern Time, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110.

“We had a very successful 2017 at Leap, our first year as a public company. We have advanced clinical development of both of our innovative cancer programs to explore novel combinations with immunotherapies and chemotherapies and have laid the foundation for a data-rich 2018,” said Christopher K. Mirabelli, Ph.D., Chief Executive Officer of Leap. “We additionally strengthened our balance sheet to continue to grow the company and further advance our pipeline.”

2017 Accomplishments

DKN-01

•                  Announced parallel development strategy to evaluate DKN-01 in patients with documented alterations of the Wnt signaling pathway and to evaluate DKN-01 as a combination immunotherapy.

•                  Wnt Signaling Studies

•                  Initiated a Phase 2 clinical trial evaluating DKN-01 as a monotherapy and in combination with paclitaxel in patients with advanced endometrioid gynecologic malignancies. The study will enroll approximately 50% of patients with Wnt signaling abnormalities.

•                  Announced an investigator-sponsored clinical trial, DIAL-1, in patients with advanced hepatocellular carcinoma (HCC) with activated Wnt signaling at the University Medical Center of the Johannes Gutenberg-University Mainz in Germany.

•                  Immunotherapy Studies:

•                  Enrolled first patient in combination study evaluating DKN-01 with anti-PD-1 therapy KEYTRUDA® (pembrolizumab) in patients with esophagogastric cancer.

•                  Announced an immunotherapy collaboration, DINAMIC, with the European Organisation for Research and Treatment of Cancer (EORTC). The cooperative group sponsored clinical trial will evaluate DKN-01 in combination with atezolizumab (TECENTRIQ®) +/- paclitaxel in advanced esophagogastric malignancies and DKN-01 + atezolizumab in advanced biliary tract cancers at EORTC centers across Europe.

•                  Presented proof of concept clinical data of DKN-01 in combination with chemotherapy in patients with advanced biliary tract or esophagogastric cancers at major medical conferences including the American Society for Clinical Oncology (ASCO) annual meeting and the ASCO Gastrointestinal Cancer Symposium. The data included encouraging overall response and disease control rates, progression-free survival data, and biomarker data.

TRX518:

•                  Fully enrolled the monotherapy cohorts of the 003 repeat-dose clinical trial evaluating TRX518 in patients with advanced solid tumors.

•                  Presented interim data from the repeat-dose monotherapy study, including robust disease control and signs of pharmacodynamic activity including CD8+ T cell activation.

•                  Initiated combination cohorts of study 003 evaluating TRX518 in combination with gemcitabine chemotherapy or in combination with KEYTRUDA® (pembrolizumab) or Opdivo® (nivolumab), anti-PD-1 therapies marketed by Merck (known as MSD outside the United States and Canada) or Bristol-Myers Squibb, respectively.

Business:

•                  Completed $18M private-placement financing with participation from Eli Lilly and Company and other existing and new investors.

•                  Completed a clinical collaboration agreement with Merck for the study of the combination of DKN-01 and KEYTRUDA® (pembrolizumab).

2018 Objectives

DKN-01 Program Objectives

•                  Present interim data from clinical trial evaluating DKN-01 and KEYTRUDA® (pembrolizumab) in patients with advanced esophagogastric cancer.

•                  Present interim data from the Phase 2 clinical trial evaluating DKN-01 ± paclitaxel in patients with advanced gynecologic cancers enriched for patients with Wnt pathway alterations.

•                  Present final data from the combination study of DKN-01 with gemcitabine and cisplatin in advanced biliary tract cancers.

•                  Enroll first patient in the DIAL-1 clinical trial.

•                  Enroll first patient in the DINAMIC clinical trial.

TRX518 Program Objectives

•                  Present interim data from study of TRX518 in combination with gemcitabine chemotherapy, KEYTRUDA® (pembrolizumab), or Opdivo® (nivolumab).

•                  Present TRX518 clinical biomarker data from monotherapy studies.

Selected Year-End and Fourth Quarter 2017 Financial Results

Net loss was $29.7 million for the year ended December 31, 2017, compared to $25.6 million for the year ended December 31, 2016. Net loss was $6.6 million for the fourth quarter of 2017, compared to $5.7 million for the same period in 2016.

Research and development expenses were $22.5 million for the full year 2017, compared to $23.3 million for the same period in 2016. This decrease was primarily due to reduced manufacturing expenses of our clinical product candidates. Research and development expenses were $4.4 million for the fourth quarter of 2017, compared to $7.4 million for the same period in 2016.

General and administrative expenses were $9.8 million for the full year 2017, compared to $4.0 million for the same period in 2016. This increase was primarily due to increased personnel, stock-based compensation, and expenses related to operating as a public company. General and administrative expenses were $2.1 million for the fourth quarter of 2017, compared to $0.5 million for the same period in 2016.

Cash, cash equivalents and marketable securities totaled $25.7 million at December 31, 2017. Research and development incentive receivables totaled $1.7 million.

Annual Meeting of Stockholders

The Annual Meeting of Stockholders will be held on Thursday, May 3, 2018, at 11:00 a.m., Eastern Time, at the offices of Morgan, Lewis & Bockius LLP, One Federal Street, Boston, Massachusetts 02110. The record date for the Annual Meeting of Stockholders is March 28, 2018. Leap expects to mail its definitive proxy statement to all stockholders of record in the first week of April.

Rule 14a-8 Stockholder Proposal Deadline

The 2018 Annual Meeting date represents Leap’s first Annual Meeting of Stockholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in Leap’s proxy materials for the 2018 Annual Meeting, is required to be a reasonable time before the Company begins to print and mail the proxy materials. Taking into consideration the time and process for addressing any deficiencies in proposals that may be submitted, the Company has determined that close of business on March 9, 2018 should be the deadline for receipt of proposals pursuant to Rule 14a-8. Such proposals should be delivered to: Leap Therapeutics, 47 Thorndike Street, Suite B1-1, Cambridge, Massachusetts 02141, Attention: Corporate Secretary. Leap recommends that such proposals be sent by certified mail, return receipt requested. Such proposals also will need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in Leap’s proxy materials and may be omitted if not in compliance with applicable requirements.

Bylaws Advance Notice Deadline for Stockholder Proposals and Nominations

For stockholder proposals not submitted pursuant to Rule 14a-8 and stockholder nominations of directors, the stockholder must give timely notice thereof in writing and in accordance with the requirements set forth in the Company’s bylaws to the Company’s Secretary no later than 5:00 p.m., Eastern Time on March 9, 2018 at the address noted above.

About Leap Therapeutics

Leap Therapeutics (Nasdaq:LPTX) is developing targeted and immuno-oncology therapeutics. Leap’s most advanced clinical candidate, DKN-01, is a humanized monoclonal antibody targeting the Dickkopf-1 (DKK1) protein, a Wnt pathway modulator. DKN-01 is in clinical trials in patients with esophagogastric cancer biliary tract cancer, and gynecologic cancers, with an emerging focus on patients with defined mutations of the Wnt pathway and in combinations with immune checkpoint inhibitors. Leap’s second clinical candidate, TRX518, is a novel, humanized GITR agonist monoclonal antibody designed to enhance the immune system’s anti-tumor response that is in two advanced solid tumor studies.  For more information about Leap Therapeutics, visit http://www.leaptx.com or our public filings with the SEC that are available via EDGAR at http://www.sec.gov or via http://www.investors.leaptx.com/.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include statements relating to Leap’s expectations with respect to the development and advancement of DKN-01, TRX518, and other programs, including the initiation, timing and design of future studies, enrollment in future studies, business development, and other future expectations, plans and prospects. Leap has attempted to identify forward looking statements by such terminology as ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although Leap believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; the ability to complete a financing or form business development relationships to fund our expenses; the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially will be included in Leap Therapeutics’ periodic filings with the Securities and Exchange Commission (the “SEC”), including Leap Therapeutics’ Form 10-K that Leap filed with the SEC on February 23, 2018. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ, USA.

Opdivo® is a registered trademark of Bristol Myers-Squibb Company.

TECENTRIQ® (atezolizumab) is a registered trademark of Genentech, a member of the Roche Group.

CONTACT:

Douglas E. Onsi

Chief Financial Officer

Leap Therapeutics, Inc.

donsi@leaptx.com

617-714-0360

Argot Partners

Investor Relations

Susan Kim or Heather Savelle

212-600-1902

susan@argotpartners.com

heather@argotpartners.com

Leap Therapeutics, Inc

Consolidated Statement of Operations

	December 31,
	2017	2016

Assets
Current assets:
Cash and cash equivalents	$25,737	$793
Research and development incentive receivable	1,744	3,053
Prepaid expenses and other current assets	177	183
Total current assets	27,658	4,029

Property and equipment, net	135	119
Deferred offering costs	—	1,402
Deferred tax asset	158	—
Other assets	1,111	907
Total assets	$29,062	$6,457
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficiency)
Current liabilities:
Accounts payable	$2,622	$3,225
Accrued expenses	3,461	2,658
Notes payable and accrued interest - related party	—	30,274
Total current liabilities	6,083	36,157

Non Current liabilities:
Warrant liability	11,862	—
Total liabilities	17,945	36,157
Commitments and contingencies

Convertible preferred stock, 0 and 42,500,000 shares authorized as of December 31, 2017 and 2016
Series A redeemable convertible preferred stock, $0.001 par value; 0 and 9,000,000 shares designated as of December 31, 2017 and 2016, respectively; 0 and 9,000,000 shares issued and outstanding as of December 31, 2017 and 2016, respectively; liquidiation preference of $0 and $11,800 as of December 31, 2017 and 2016, respectively	—	11,800
Series B convertible preferred stock, $0.001 par value; 0 and 21,500,000 shares designated as of December 31, 2017 and 2016, respectively; 0 and 21,500,000 shares issued and outstanding as of December 31, 2017 and 2016, respectively; liquidation preference of $0 and $28,189 as of December 31, 2017 and 2016, respectively	—	28,189
Series C convertible preferred stock, $0.001 par value; 0 and 12,000,000 shares designated as of December 31, 2017 and 2016, respectively; 0 and 11,781,984 shares issued and outstanding as of December 31, 2017 and 2016, respectively; liquidation preference of $0 and $30,542 as of December 31, 2017 and 2016, respectively	—	30,542
Stockholders’ equity (deficiency):
Common stock, $0.001 par value; 100,000,000 and 58,500,000 shares authorized as of December 31, 2017 and 2016, respectively; 12,354,014 and 0 shares outstanding as of December 31, 2017 and 2016, respectively	12	—
Additional paid-in capital	141,770	145
Accumulated other comprehensive income (loss)	(268)	294
Accumulated deficit	(130,397)	(100,670)
Total stockholders’ equity (deficiency)	11,117	(100,231)
Total liabilities, convertible preferred stock and stockholders’ equity	$29,062	$6,457

Leap Therapeutics, Inc

Consolidated Balance Sheet

			(Unaudited)
	Year Ended December 31		Three Months Ended December 31,
	2017	2016	2017	2016

Operating expenses:
Research and development	$22,503	$23,292	$4,416	$7,422
General and administrative	9,849	4,012	2,130	517
Total operating expenses	32,352	27,304	6,546	7,939
Loss from operations	(32,352)	(27,304)	(6,546)	(7,939)
Interest income	170	2	52	0
Interest expense - related party	(121)	(1,233)	—	(511)
Australian research and development incentives	1,715	3,129	(137)	3,129
Foreign currency gains (loss)	759	(217)	(64)	(401)
Other expense, net	(55)	(9)	(55)	(9)
Loss before income taxes	(29,884)	$(25,632)	(6,750)	$(5,731)
Benefit from income taxes	157	—	157	—
Net Loss	(29,727)	$(25,632)	(6,593)	$(5,731)
Accretion of preferred stock to redemption value	(244)		—
Net loss attributable to common stockholders	$(29,971)		$(6,593)

Net loss per share
Basic	$(3.27)		$(0.61)
Diluted	$(3.31)		$(0.65)

Weighted average common shares outstanding
Basic	9,161,844		10,874,967
Diluted	9,188,587		10,901,710

Leap Therapeutics, Inc

Consolidated Statement of Cash Flows

			(Unaudited)
	Year Ended December 31,		Three Months Ended December 31,
	2017	2016	2017	2016
	(in thousands)		(in thousands)
Cash used in operating activities	$(22,137)	$(25,337)	$(6,369)	$(7,297)
Cash used in investing activities	(64)	(144)	—	(8)
Cash provided by financing activities	47,763	25,618	17,895	6,718
Effect of exchange rate changes on cash and cash equivalents	(618)	251	8	415
Net increase (decrease) in cash and cash equivalents	24,944	388	11,534	(172)
Cash and cash equivalents at beginning of period	793	405	14,203	965
Cash and cash equivalents at end of period	$25,737	$793	$25,737	$793